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                                                                    Exhibit 10.7

                       UNITED ASSET MANAGEMENT CORPORATION
                         PROFIT SHARING AND 401(k) PLAN

                                 THIRD AMENDMENT

     WHEREAS, United Asset Management Corporation (hereinafter referred to as the "Company") adopted the United Asset Management Corporation Profit Sharing and 401(k) Plan (hereinafter referred to as the "Plan") effective as of January 1, 1989 and restated effective January 1, 1990, to provide retirement benefits for certain employees of the Company and its subsidiaries; and

     WHEREAS, in accordance with Article 11, the Company wishes to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 1994, unless otherwise indicated, as follows:

1. Section 1.12 of Article I is hereby amended by adding the following new Paragraphs after the first Paragraph of Section 1.12 as follows:

          In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000 as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

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          If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

          The family aggregation rules of Code Section 414(q)(6)(C), as modified by Code Section 401(a)(17), and regulations thereunder shall apply to Compensation in the following manner. In the case of an Employee who is either a 5% owner or is both a highly compensated employee (within the meaning of Code Section 414(q)(6)) and one of the ten most highly compensated employees, the Employee, the Employee's spouse, and any lineal descendants of such Employee who have not attained age 19 before the close of the Year shall be treated as a single Employee (a "family unit") with one Compensation to which the annual compensation limit under the Plan applies. If Compensation for the family unit exceeds the annual compensation limit under Code Section 401(a)(17), then the Plan shall allocate the limit among the members of the family unit pro rata to their Compensation. However, if the Plan provides for permitted disparity under Code Section 401(l), this proration shall not be applied for purposes of determining the portion of each individual's Compensation ("Covered Compensation") that is below the integration level.

2. Section 6.3 of Article 6 is hereby amended effective January 1, 1993 by deleting the first Paragraph after the Vesting Schedule and substituting the following Paragraph, in order to conform the provisions of Section 6.3 to those of Section 5.6(c) of Article 5, as previously amended effective January 1, 1993:

          If any Participant who ceases to be employed by the Company or an Affiliated Company has a forfeitable interest in such Participant's Company Account, the forfeitable interest in such account shall be subject to forfeiture as of the date of such Participant's termination of employment. Any forfeiture made pursuant to this Section 6.3 shall be subject to the restoration provisions of Section 6.4.


3. Article 7 is hereby amended by addition of the following new Section 7.1 :

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         7.1   NOTICE TO PARTICIPANT OR BENEFICIARY

               (a) As required by section 1.411(a)-11(c) of the Income Tax Regulations, not less than 30 days and not more than 90 days before payment or commencement of a benefit, the Committee shall give notice to a Participant or Beneficiary concerning the alternative methods by which such benefits are to be paid. After receiving such notice, and subject to Paragraph
               (b) below, a Participant or Beneficiary shall elect a form of benefit (if applicable) and a method of distribution on a form provided by the Committee.

               (b) If a distribution is one to which sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                    (i) the Committee clearly informs the Participant or Beneficiary that such individual has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                    (ii) such Participant or Beneficiary, after receiving the notice, affirmatively elects a distribution.

4. Article 7 is hereby further amended by renumbering former Sections 7.1 through 7.9 as Sections 7.2 through 7.10, and by revising all Section references within the text of Article 7 to reflect the amended Section numbers.

5. Section 7.2 of Article 7 (as renumbered above) is hereby amended by deleting the Section heading and replacing it with the following:

          DISTRIBUTION ON RETIREMENT AND DISABILITY; PARTICIPANT'S METHOD OF GIVING NOTICE AND MAKING ELECTIONS

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6.   Said Section 7.2 is hereby further amended by adding to the final clause of the last Sentence, after the comma following the word "however" the phrase, "subject to the provisions of Section 7.1 above," so that the final clause of
Section 7.2 appears as follows:

               however, subject to the provisions of Section 7.1 above, the Committee shall, at the Participant's request, waive the thirty
               (30) day election requirement.

7. Section 7.4 of Article 7 (as renumbered above) is hereby amended by deleting the second Sentence thereof without replacement.

     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.
     Signed as a sealed Massachusetts Instrument effective as of the date stated above.


                                             UNITED ASSET MANAGEMENT CORPORATION


                                             By:    /s/ William H. Park
                                                -------------------------------
                                             William H. Park,
                                             Senior Vice President


Date:


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